EXHIBIT 99.1

Indoor Harvest, Corp. 5300 East Freeway Suite A Houston, TX 77020 Tel 713-410-7903 grow@indoorharvest.com www.indoorharvest.com

SERIES A SHAREHOLDER WAIVER AND CONVERSION

March 20, 2017

Re: Conversion of Series A Convertible Preferred Stock of Indoor Harvest Corp.

Gentlemen:

The purpose of this memorandum is to set forth an agreement to waive certain provisions of the CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS of SERIES A CONVERTIBLE PREFERRED STOCK (“Certificate”) by the holders of Series A Convertible Preferred Stockholders ("Series A Holders") of Indoor Harvest Corp and the Company.

The Series A Holders have voted and agreed to the following:

•	Series A Holders have voted individually and as a group and elected to waive and remove the provisions of Section 5(iii) of the Series A Preferred Stock Designation. This action eliminates the full ratchet mechanism of conversions into Common Stock.
•	Series A Holders have agreed as a group to convert Series A Convertible Preferred Stock into Common Stock at a conversion price equal to $0.30 per share and have waived individually and as a group any provisions in the Certificate to the contrary.
•	In accordance with the agreement and waiver, upon execution hereof by each Holder, the Company has agreed to issue the following Common Stock:

Keu Zafar - 166,667 Shares of Common Stock

Justin Haynes - 166,667 Shares of Common Stock

Morgan Timberlake - 83,333 Shares of Common Stock

This letter supersedes all prior understandings or agreements between the parties and constitutes a waiver of an and all Rights and Preferences in the Certificate to the contrary. Please sign this Letter of Intent in the space provided below to confirm the waiver and mutual agreements set forth herein, and return a signed copy to the undersigned.

**Signature Page Follows**

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Very truly yours,

INDOOR HARVEST CORP, a Texas corporation

By:
Name:	Chad Sykes
Title:	Chief Innovation Officer

Acknowledged and agreed as of the foregoing date.

SERIES A HOLDERS

By:
Name:	Keu Zafar

By:
Name:	Justin Haynes

By:
Name:	Morgan Timberlake

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